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LEASE CONTRACT ("CONTRACT") entered into by and between COMPLEJO
INDUSTRIAL FUENTES, S.A. DE C.V. represented herein by its Chairman of the Board of Directors, Mr. Eduardo Fuentes Varela, (hereinafter referred to as the "LANDLORD"), and by S.T.B. DE MEXICO, represented herein by its Sole Administrator, Randall Don Eisenbach, (hereinafter referred to as the "TENANT"), in accordance with the following Recitals and Clauses:


                             RECITALS


I.   The LANDLORD, hereby states that:

(a) It is a corporation duly incorporated and existing pursuant to the laws of the Mexican United States, with its principal place of business in Ciudad Juarez, Chihuahua, Mexico.

(b) It is the owner of a parcel of land with an area of approximately 28,848.54 square meters (310,522.80 square feet approximately), and a building to be constructed on it, with an area of approximately 11,942.09 square meters (128,543.46 square feet approximately), with address on Fuentes Sur Avenue without a number, and located at Lot 7 and Lot 8 of Block E of Complejo Industrial Fuentes in Ciudad Juarez, Chihuahua, Mexico, same which is described in the blueprint attached to this CONTRACT as Exhibit "A", which is considered as incorporated by reference herein and becomes a part hereof, and which real property will hereinafter be referred to as the "BUILDING" and the "LEASED PROPERTY", indistinctly. For purposes of this CONTRACT, the terms "BUILDING" and/or "LEASED PROPERTY" shall, in addition to those descriptions set forth herein, include all improvements constructed upon the LEASED PROPERTY, together with all of the LANDLORD's rights, interests and appurtenances thereto belonging or in any way incident or appertaining to the LEASED PROPERTY, including all structures, fixtures, equipment and other personalty of any nature now or hereafter situated, placed, constructed or installed on the LEASED PROPERTY.


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(c)  Studies relative to the evaluation and environmental impact for construction will be performed on the LEASED PROPERTY, to the satisfaction of the Secretaria del Medio Ambiente, Recursos Naturales y Pesca (Ministry of the Environment, Natural Resources and Fishery), the Procuraduria Federal de Proteccion al Ambiente (Federal Agency for Protection of the Environment), and other pertinent Mexican agencies, through which it has been established that the LEASED PROPERTY falls within the allowable and obligatory ecological criteria applicable to the installation and use for which it is intended (MAQUILADORA INDUSTRY).

(d) It desires to lease the LEASED PROPERTY to the TENANT, under the terms and conditions hereinafter set forth.


II.  The TENANT states that:


(a) It is a corporation duly incorporated and existing pursuant to the laws of the Mexican United States, as per deed Number 21,250, Volume 450, granted on the 9th day of the month of November of 1988, before Mr. Carlos Bernanrdo Silveyra Sayto, in Representation of Mr. Jose Reyes Estrada Aguirre,Notary Public Number 18, in the Bravos Judicial District, State of Chihuahua, Mexico.

(b) It wishes to lease the BUILDING under the terms of the Protective Covenants and Restrictions attached to this CONTRACT and made a part hereof as Exhibit "B", and under the terms and conditions of this CONTRACT.

(c) Mr. Randall Don Eisenbach proves his personality by means of deed Number 5949, Volume 136, granted on the 13th day of the month of November of 1995, before Mr. Edmundo Castillo Acuna Notary Public Number 16, in the Bravos Judicial District, State of Chihuahua, Mexico.


III. Both parties declare that in the execution hereof there has been no error, violence, bad faith nor duress amongst them, and that their respective representatives have sufficient authority to execute this CONTRACT, same authority which has not been revoked, diminished or limited in any way.


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HAVING STATED THE ABOVE THE PARTIES AGREE ON THE FOLLOWING:

                                 CLAUSES:

FIRST.- THE LEASED PROPERTY.

The LANDLORD will deliver to the TENANT the temporary use and possession of the LEASED PROPERTY which has been described in Recital I, paragraph (b) of this contract, within a period of 12 months following the signing of this CONTRACT.

SECOND.- USE AND ENJOYMENT OF THE LEASED PROPERTY.
The LANDLORD represents that it has clear and complete rights over the LEASED PROPERTY, and warrants that the TENANT shall have the peacefUl use and quiet enjoyment of same.

THIRD.- DELIVERY OF THE LEASED PROPERTY.
The LANDLORD will deliver the LEASED PROPERTY to the TENANT, complete and ready for occupancy, precisely on the date stipulated for the commencement of the Initial Term of this CONTRACT, presenting the studies relative to the evaluation and environmental impact, as well as the one for soil use, for the construction to which reference is made in paragraph (c) of Recital (I) of this document. The construction shall be completed by LANDLORD in good and workmanlike manner, in substantial compliance with the general specifications reviewed and approved by TENANT, and which are made a part of this CONTRACT hereof as Exhibit "C". LANDLORD agrees to cause the issuance of all certificates of occupancy, notices of completion, permits and approvals, or their equivalent, as they are required to be issued by the applicable governmental authorities relating to the LEASED PROPERTY and the occupancy of same by TENANT, as soon as legally permitted, following completion of construction.

The construction of the BUILDING by LANDLORD shall be considered completed when (a) the work called for by the approved plans and specifications has been completed in strict compliance therewith;
(b) all BUILDING facilities necessary for the use thereof by TENANT as


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contemplated under this CONTRACT shall have been installed and ready for occupancy and for their intended use; (c) all finishes and coatings has been completed; (d) all equipment and property provided under the plans and specifications has been installed or placed in or on the BUILDING and is in good working condition; (e) all waste materials have been removed, and all glass and other surfaces have been cleansed; (f) all utilities to be used in the operation of the BUILDING be available for contract and be susceptible for its use throughout the BUILDING; and (g) certification and approval of the construction and BUILDING has been given by the architect appointed by the TENANT and all other required or necessary third persons.

Upon commencement of occupancy of the LEASED PROPERTY by TENANT, TENANT shall be deemed to have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same complies Fully with LANDLORD's covenants and obligations of construction herein except for (a) any written exceptions or "punch list" items disclosed and delivered to LANDLORD by TENANT within thirty (30) calendar days following TENANT's assumption of occupancy in the LEASED PROPERTY, and
(b) any latent defects with respect to the BUILDING and construction, all of the foregoing of which LANDLORD hereby agrees to cure and repair within a period of time agreed by both parts immediately following receipt of notice thereof LANDLORD agrees to permit TENANT at all reasonable times and upon reasonable advance notice to inspect the construction and improvements described above.

FOURTH.- CONTINGENCY FOR PAYMENT OF CONSTRUCTION.
In the event that for any cause imputable only and exclusively to the TENANT, the BUILDING is not received by the TENANT all cost and expense made by the LANDLORD on the planning, construction and equipping of the BUILDING to be leased by the TENANT, based on the advance of the construction, and until completion of the BUILDING, shall be completely covered by the TENANT and/or the Jointly Responsible S.T.B. Systems, Inc., plus a 15% ( Fifteen percent) of the total amount generated until the day of the notice thereof This Clause will cease from its legal effect until the moment when the TENANT receives the LEASED PROPERTY under the terms of Clauses Third and Twelfth of this instrument.


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FIFTH.- USE OF THE LEASED PROPERTY.
The TENANT shall use the LEASED PROPERTY for light industry operations, warehousing and offices, and shall comply with the Protective Covenants and Restrictions attached hereto as Exhibit "B", as well as with all laws and regulations to provide for the peaceful use thereof.

SIXTH.- LEASE PRICE AND GUARANTEE.
The TENANT shall pay during the first two years of the Initial Term of this CONTRACT, as rent for the use and possession of the LEASED PROPERTY, the net base amount of US $5.55 (FIVE DOLLARS 55/100), legal currency of the United States of America, per square foot of construction per year, in twelve equal monthly installments.

Starting the third year of the Initial Term, the rent to be paid to the LANDLORD during the rest of this CONTRACT will be increased annually by applying to the basic rate of $5.55 (FIVE DOLLARS 55/100) legal currency of the United States of America, an increase equal to the Consumer Price Index (CPI), All Urban Consumer, U.S. City Average, published by the Department of Labor of the United States of America, expressed as the percentage increase occurred during the period of the 24 (twenty four) months immediately preceding.

Thereafter the rent to be paid to the LANDLORD during the rest of this CONTRACT will be increased on a yearly basis by applying, to the basic rate (the one in effect at the time), a percentage equal to the increase in the Consumer Price Index (CPI), All Urban Consumer, U.S. City Average, published by the Department of Labor of the United States of America, expressed as the percentage increase occurred during the period of the 12 (twelve) months immediately preceding.

The rental payments described herein will be made in advance on the first day of each month, at the address of the LANDLORD, Ave. Vicente Guerrero No. 6965, Cd. Juarez, Chihuahua, Mexico, at the Accounting Department, without notice or demand or in the place and to the person designated by LANDLORD in writing.


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Notwithstanding that the rental price is determined in Dollars, currency of the United States of America, payment thereof may be made in Pesos, Mexican currency, at the election of the TENANT, provided the rate of exchange applied is equal to the Dollar sell rate quoted by the Bank of Mexico through the information published daily in the official Gazette of the Federation (Diario Oficial de la Federacion) at the day of payment.

Should punctual payment of the rent as provided for in this CONTRACT be defaulted, and should such default be continuing for five (5) calendar days or more, interest will be caused over those defaulted rental payments, calculated on a daily basis for each day the full rental payment is past due and remains unpaid, at an annual rate of five (5) percentual points over the Prime Rate, as published on the Wall Street Journal, on the day payment of the corresponding rental is made.

Under no circumstance can the TENANT hold back or deduct from the rent amounts, be it for judicial or other reasons, and in no case shall deductions be made for improvements or repairs to the LEASED PROPERTY, but shall be paid in total in the manner and terms agreed herein.

It is agreed by the TENANT that S.T.B. Systems, Inc., on 1651 North Glenville, P.O. Box 850957, Richardson, Texas, Zip Code 75085--0957, will be jointly liable and responsible, and at this time they do hereby waive all benefits of order and exemption provided by law, for the Fulfillment and compliance of all the covenants, agreements and obligations assumed by TENANT herein, in accordance with the terms of the Guarantee Agreement attached to this CONTRACT as Exhibit "D", same which is incorporated by reference hereto and forms a part hereof.

SEVENTH.- TAXES AND UTILITIES.
Starting on the date of the commencement of the LEASE under the terms of the Third Clause of this CONTRACT, and during the effect of it, THE TENANT shall be responsible of the corresponding payments for the Value Added Tax and the Property Tax. Also, the parties agree that in the future event a tax is levied on the present CONTRACT or on the LEASED PROPERTY, such tax shall be paid by THE TENANT.


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The parties, at their expense, as the case may be, may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any tax, assessment or charge which any other parties are obligated to pay hereunder, provided that: (a) the commencement of such proceeding shall suspend the collection thereof\ (b) neither the LEASED PROPERTY nor any rent therefrom nor any part thereof or interest therein, would be in any danger of being sold, forfeited, attached or lost; and (c) if such contest be finally resolved against the party which may correspond, such party shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. The parties shall cooperate with each other with respect to any such contest.

The TENANT shall also directly contract and pay for all use of utilities that it may require in its occupancy of the LEASED PROPERTY. The LANDLORD represents that all necessary utilities, including electricity, water, sewage, gas and telephone lines, are available at the LEASED PROPERTY, but the parties agree that the TENANT will be responsible for the hook-up and payment of contract of all such utilities of which it will be the user excluding the payment to the Junta Municipal de Agua y Saneamiento for the right of usage, payment which shall be made by the LANDLORD. LANDLORD agrees to do nothing which would willfUlly and/or wrongfUlly stop or interrupt or cause stoppage or interruption of the above-specified utility services.

EIGHTH.- MAINTENANCE AND PROTECTIVE COVENANTS.
During the Term of this lease, responsibility for maintenance, repair and replacement for the LEASED PROPERTY shall be governed by the "Protective Covenants and Restrictions" (Exhibit "B") applicable to the Industrial Park in which the LEASED PROPERTY is located, legally binding and enforceable upon all tenants and by the following:

1. In addition to the construction and improvements referred to in Clause THIRD hereof, the LANDLORD warrants and guarantees that prior to the execution of this CONTRACT, it has performed all repairs and installations to the BUILDING necessary to place it in a condition suitable for their intended use by the TENANT, and in consideration of such performance by LANDLORD, TENANT represents that by occupancy of the BUILDING it has accepted the


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BUILDING and all installations in good and operable condition, and in Full compliance with this Clause, except latent defects and except as otherwise set forth in Clause THIRD of this CONTRACT.

2. The LANDLORD shall at all times during the Lease Term or during any extension thereof and at its own cost and expense, effect all structural repairs that are not derived from the negligence or bad faith of the TENANT and shall maintain the BUILDING foundations, the structure of the floor slab, the structure of exterior walls and the structure of the roof and the complete roofing system in a watertight condition.

3. The TENANT shall maintain and effect, at its own cost and expense, all non-structural repairs including the interior of the BUILDING, the interior and exterior paint thereof, and all electrical, water, gas, sewage, heating, ventilation and air conditioning systems from their point of hook-up for access by TENANT, as well as all landscaping, as of the date of commencement of occupancy, except the guarantees including equipment, installations and coverings only during the first year of this CONTRACT; even in the event of the need for such repairs has not arisen from the negligence or bad faith of the LANDLORD. If the need for such repairs has arisen from the negligence or bad faith of the LANDLORD, then the LANDLORD shall perform such repairs at LANDLORD's own expense and immediately following receipt of notice or request thereof.

4. The LANDLORD will transfer any and all warranties and guarantees that apply to the LEASED PROPERTY, if available.

NINTH.- ALTERATIONS.
The TENANT may not change the basic structure, the external appearance or utility services of the BUILDING, nor make any major alterations thereto, without the express written authorization of the LANDLORD. The TENANT is hereby authorized to make minor alterations or modifications to the BUILDING, at its own risk and expense, so long as they do not alter or impair the structure of the BUILDING and shall give prior written notice to the LANDLORD thereof. Minor alterations and modifications are understood to be those that do not have an


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estimated cost in excess of 10% of the agreed monthly rent. Works that have a cost in excess of the above value must abide by the rules stipulated in the Eleventh Clause of the Protective Covenants and Restrictions. All fixtures and/or equipment of whatsoever nature installed in the LEASED PROPERTY by the TENANT during the Lease Term, whether permanently affixed thereto or otherwise, shall continue to be the property of the TENANT, and shall be removed by the TENANT at the expiration or termination of this CONTRACT or any renewal or extension thereto, unless the TENANT receives the written permission of the LANDLORD, in advance, and in each specific case, that the improvements may remain on said property upon the expiration of this CONTRACT provided, however, that the TENANT neatly caps, cuts, covers over and leaves in the walls or floors any wiring, piping, or conduit associated with any improvements which the TENANT removes or the LANDLORD so directs be removed. Should any wiring, piping or conduit be incorporated to the walls or floors, TENANT will provide LANDLORD with blueprints detailing the locations of said wiring, piping or conduit.

TENTH.- RESPONSIBILITY OF THE PARTIES.
1. The LANDLORD or the TENANT, respectively, shall be liable for damages to the LEASED PROPERTY caused by their own fault or negligence, or that of their agents, employees or visitors.

2. In the event that the TENANT is prevented by any cause attributable to the LANDLORD, whether partially or completely, from the use of the BUILDING, and said impediment of use can be corrected in less than ninety (90) days from the date of its occurrence, this CONTRACT will continue and the rent shall be reduced by an amount which represents the unusable percentage of the LEASED PROPERTY.

3. If the LEASED PROPERTY is damaged or destroyed by any cause not attributable to the TENANT, the LANDLORD agrees to restore it and put it in proper condition for the TENANT to use it for the purposes agreed upon in this CONTRACT. However, if such destruction is total, or exceeds fifty percent (50%) of the Full value of the BUILDING and is originated by acts of God or force majeure, or if it is reasonably expected that the


                                     9


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destruction cannot be corrected within ninety (90) days from the date of the occurrence, the TENANT shall have the right to terminate this CONTRACT or request the LANDLORD, in writing, to rebuild the BUILDING. However, the LANDLORD will have the right to refuse to rebuild the BUILDING in this case, and in such event, this CONTRACT will terminate without any liability or responsibility to either party hereto. If the TENANT decides to terminate this CONTRACT under the circumstances above described, the CONTRACT shall terminate and the TENANT shall be released from any Further obligation hereunder. If the TENANT continues to lease hereunder, the rent payable under this CONTRACT shall be reduced by an amount which represents the unusable percentage of the LEASED PROPERTY, as above mentioned, and the original amount of the rent payable shall be restored to the LANDLORD in the same proportion that the use of all the square footage leased is restored to the TENANT.

4. If the TENANT is prevented, by a cause attributable to the LANDLORD, from using all or part of the LEASED PROPERTY, so that, in the TENANT's opinion, the TENANT may not use the BUILDING for the purposes stated herein, and the impediment to the TENANT's use of the LEASED PROPERTY reasonably can be expected to continue for ninety (90) days or more, TENANT shall have the right either to terminate this CONTRACT upon written notice delivered to the LANDLORD, or require the LANDLORD in writing to rebuild the damaged or destroyed portion of the LEASED PROPERTY expeditiously at the LANDLORD's expense, or, if applicable, to remove, on account and cost to the LANDLORD the impediment of use of the BUILDING as requested by the TENANT. The LANDLORD shall indemnify the TENANT in the amount of the damages caused to the TENANT, if the impediment of use was caused due to the fault or negligence of the LANDLORD.

ELEVENTH.- INSURANCE.
The parties to this CONTRACT specifically agree that:

1. During the Term of this LEASE, the TENANT, at its own expense, shall obtain and keep in force insurance policies on behalf of the parties hereto upon the LEASED PROPERTY, of the type and in the amounts described below.


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(A) Insurance, which beneficiary shall be the LANDLORD, covering any loss or damage to the LEASED PROPERTY caused by fire, lightning, explosion, hurricane and hail, airplanes, vehicles, smoke, earthquake, volcanic eruption, snow, flooding, strikes, riots, vandalism and any other risks now or hereafter embraced by the so-called "Extended Coverage" rider in Mexico, including glass insurance, in amounts sufficient to prevent the LANDLORD or the TENANT from becoming co-insurers under the terms of the applicable policies, and in any event, and at all times, in an amount not less than one hundred percent of the "Full insurable value" of the BUILDING, which for purpose of this CONTRACT shall be deemed to be the cost of replacing the BUILDING in dollars, legal currency of the United States of America, plus excavations, rubble removal, foundations and footings, and without any deductions for physical depreciation of the BUILDING.

Such "full insurable value" shall be determined from time to time but not more frequently than once every twelve months, following any of the procedures described below, at the discretion of the
TENANT:

     (i) through an appraisal carried out by an authorized
     Mexican Bank or Insurance Company appointed by the TENANT, which appraisal shall be paid for by the TENANT;
     or
     (ii) through an appraisal carried out by the LANDLORD at LANDLORD's expense.


The TENANT is not obligated to maintain insurance coverage for an amount greater than the Full insurable value of the LEASED
PROPERTY most recently determined pursuant to the provisions hereof

(B) General public liability insurance, covering claims for bodily injuries or death and/or property damage up to the maximum amount of $ 250,000 (TWO HUNDRED FIFTY THOUSAND DOLLARS AND 00/100), legal currency of the United States of America, per occurrence,


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(C)  Insurance against loss or damage caused by:

          (i) Boiler, compressor, or electric transformer malfUnction; or

          (ii) Internal explosion of any equipment installed in the BUILDING which is part of the LEASED PROPERTY, in such amounts as the LANDLORD, from time to time, may reasonably require.



(D) Rental interruption insurance, on behalf of the LANDLORD, for an amount equivalent to one (1) year of rentals, plus the respective Value Added Tax.


2. All insurance provided for in this Clause shall be effected under valid and enforceable policies issued by insurers authorized to do business in Mexico.


3. All policies of insurance herein provided for shall name the LANDLORD and the TENANT as the insured, to the extent of their interests in the LEASED PROPERTY and to the extent that the LANDLORD shall request.


4. Each insurance policy issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior notice to the LANDLORD and to the TENANT and that any loss payable to the LANDLORD under any such policy shall be so payable notwithstanding any act or negligence of the TENANT.


5. In case of a casualty to the LEASED PROPERTY resulting in damage or destruction to the BUILDING, the TENANT will promptly give written notice thereof to the LANDLORD, and promptly shall begin adjustment proceedings.


6. All insurance money paid on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be paid to the LANDLORD or the TENANT, as their respective interests shall appear under this CONTRACT, in order to restore the LEASED PROPERTY, to its value, condition and character existing immediately prior to such damage or destruction.


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

7. In effecting the replacement or rebuilding of the damaged or destroyed BUILDING, the parties hereto shall look first to the proceeds of the insurance covering such replacement or rebuilding, but if the amount established in the policy should not cover the Full cost of rebuilding or replacement of the BUILDING, the TENANT shall be responsible for the payment of the difference, provided that the damage or destruction of the BUILDING is caused by the negligent or willfUl misconduct of the TENANT, its employees, suppliers, clients or visitors, and in no case the TENANT will pay the difference in the event the damage is caused by nature.

TWELFTH.- TERM.
1. The initial term of this CONTRACT shall be for a period often (10) years, binding upon both parties (the "Initial Term"), commencing on the date the LEASED PROPERTY is delivered by the LANDLORD and received by the TENANT in agreement (Initiation Date), with the understanding that the delivery date for the LEASED PROPERTY shall not exceed twelve (12) months from the date this CONTRACT is signed.

Should the LANDLORD complete and deliver the BUILDING to the TENANT before or after the date previously established, the term of this CONTRACT shall be considered as starting on the date of actual completion.

Notwithstanding the provisions hereof, in order to facilitate TENANT's partial occupation of the LEASED PROPERTY in its areas of production, restrooms, docks, compressor room, maintenance room, cafeteria, switchboard room and substation, in order for the TENANT to proceed with the installation of machinery and equipment and begin with the production operations at the LEASED PROPERTY, being the beneficial occupancy the area described in Exhibit "E" of this CONTRACT.

THE LANDLORD commits itself to deliver the beneficial area described before to THE TENANT, 30 (thirty) calendar days before the formal delivery and reception of the LEASED PROPERTY, regarding this 30 days, THE TENANT is freed of any rent payment.


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


Should the LANDLORD be delayed in delivering the BUILDING to the TENANT, the LANDLORD shall pay the TENANT as compensation the amount of US $400.00 (FOUR HUNDRED DOLLARS 00/100), for each day of delay, provided that such delay is not attributable to the TENANT, to acts of nature, or to causes beyond control of the LANDLORD.

2. The TENANT shall have four (4) consecutive options to extend the Initial Term of this CONTRACT for a period of five (5) years each one. Such extension periods will begin on the day following the expiration of the Initial Term, or any of the then current extensions thereof, and if the TENANT desires to exercise such option, it must do so by notifying the LANDLORD in writing at least ninety (90) calendar days prior to the expiration of the Initial Term or any of the then current extensions thereof

Should any of the options to extend the Initial Term of this CONTRACT be exercised by the TENANT, the monthly rentals payable by the TENANT to the LANDLORD pursuant to this CONTRACT, will increase by a percentage equal to the increase of the CPI for the previous year, on a yearly basis, as provided for in Clause Sixth hereof, for each and every of the extension of the Initial Term of this CONTRACT.

3. In the event the TENANT decides to end this CONTRACT prior to the termination date of the lease, or any of the extension periods as the case may be, due to causes not attributable to the LANDLORD, the TENANT shall inform the LANDLORD in writing, with at least 90 (ninety) days advance notice, with the TENANT agreeing to pay the LANDLORD, as hereby established for compensation and retribution, the amount required to complete the total value of the lease to its termination date (Initial Term), or that of the current extension period, except as provided in the following paragraph.

4. THE LANDLORD is in conformity and authorizes the TENANT the option to advance the termination of this contract within the last two years of the Initial Term. In the Event that the TENANT executes this option, THE TENANT is obligated to pay to the LANDLORD as a conventional penalty in lieu of all other rents otherwise owing to LANDLORD pursuant to this

LEASE, the amount of US $0.05 per square foot per month of the BUILDING that is being leased, from the time Notice thereof is made, until completion of the Initial Term, with the written notice of the TENANT to the LANDLORD with at least 90 days advance.

THIRTEENTH.- SUBLEASING.
The TENANT may not sublease the LEASED PROPERTY or assign this CONTRACT, unless it obtains the prior written authorization from LANDLORD, and which shall not be irrationally denied and provided the TENANT and its guarantor remain responsible for the Fulfillment and compliance of all of its obligations assumed herein before the LANDLORD.

In the event authorization to sublease is requested by TENANT and granted by LANDLORD, such sublease arrangement shall in no case extend beyond the date of termination of the Initial Term or the current extension thereof

Notwithstanding the provisions hereof, the parties agree that the TENANT may sublease the Leased Property or assign this CONTRACT to any affiliate or subsidiary of S.T.B. Systems, Inc. and that in such case it will notify the LANDLORD, without the need or requiring any Further authorization from the LANDLORD, in which case the provisions regarding guaranty and rental payments referred to in the preceding paragraphs shall survive.

FOURTEENTH.- ASSIGNMENT OF RENT.
LANDLORD may assign the rentals derived herefrom to the financial institutions of its choice for the purposes of securing Funds and the TENANT and its guarantors who shall sign the notification and they also hereby agree to cooperate with any and all reasonable requests for financial information to comply with the needs to assess the financial strength of the TENANT and its guarantor. Such procedures to process this information will be done so under standard banking practices, with the highest practical level of confidentiality being observed.

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


FIFTEENTH.- SURRENDER OF THE LEASED PROPERTY.
The TENANT shall, on the last day of the Lease Term or any extension thereof, or upon earlier termination, surrender and deliver the LEASED PROPERTY into the possession and use of the LANDLORD, without delay, in good order, condition and adequate maintenance, normal wear and tear excepted. All signs, inscriptions, canopies and installations of like nature made by the TENANT shall be removed at the time of the expiration of the Lease Term.

Both parties agree that prior to vacating the BUILDING, and with the purpose of Fully satisfying the requirements for delivery of the LEASED PROPERTY, the TENANT will inform the LANDLORD in writing, with 90 (ninety) days advance notice, of the date of surrender and delivery, so that the LANDLORD may give notice to the Secretaria del Medio Ambiente, Recursos Naturales y Pezca (Ministry of the Environment, Natural Resources and Fishery), and the Procuraduria Federal de Proteccion al Ambiente (Federal Agency for Protection of the Environment), and order studies and evaluation be made for soil and environmental impact, by technicians authorized by said institutions, with the object of determining the degree of contamination found on the LEASED PROPERTY relative to the soil and the environment, as a result of the installations and use of the LEASED PROPERTY by the TENANT, with the understanding that the expenditures generated by such studies will be borne by the latter, and that the LEASED PROPERTY will only be accepted by the LANDLORD once a letter of compliance is delivered in favor of the TENANT by the aforementioned institutions, through which it is established that the LEASED PROPERTY falls within the allowable and obligatory ecological criteria applicable to the installation and use for which it is intended, Maquiladora Industry.

All furniture, trade fixtures, machinery and business equipment installed by the TENANT shall remain the property of the TENANT, unless otherwise agreed upon by the parties in writing, and shall be removed by the TENANT at any time during or at the end of the Lease Term, and the TENANT shall, at its own expense, repair all damage beyond ordinary wear and tear resulting from the installation or removal thereof.

If at the expiration of the term of this lease or any then current extension thereof, the TENANT does not vacate and delivers the use and possession of the LEASED PROPERTY to the LANDLORD, the TENANT shall pay as new rent, the amount of rent currently paid at such time, under the terms and conditions established in Clause Sixth, plus an increase of 50% (FIFTY PERCENT) for each month it continues to occupy the LEASED PROPERTY, and until it vacates and yields the possession and use thereof to the LANDLORD.

The provisions of this Clause will not be considered as a waiver by the LANDLORD of its right to repossess the LEASED PROPERTY as provided for herein, nor will it be considered that the receipt of such payments or part thereof, or any other act in apparent confirmation of tenancy will operate as a waiver of the right of the LANDLORD to recuperate the LEASED PROPERTY.

Any personal property which remains in the LEASED PROPERTY after the termination of this CONTRACT may, at the option of flu LANDLORD, be deemed to have been abandoned and either may be retained by the LANDLORD as its property or be disposed of without accountability, in such manner as the LANDLORD may desire.

SIXTEENTH.- LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.
If the TENANT, at any time during the Term of this CONTRACT or its extension, shall fail to perform any of its agreements made in this CONTRACT, the LANDLORD, after ten (10) days following the delivery to the TENANT of written notice of said failure (or without notice in case of emergency), and without waiving or releasing the TENANT from any obligation of the TENANT contained in this CONTRACT, may, but shall be under no obligation to perform any act which the TENANT is required to perform under the terms of this CONTRACT, and may enter upon the LEASED PROPERTY for that purpose and take all such actions thereon as may be necessary therefor. All sums paid by the LANDLORD, and all costs and expenses incurred by the LANDLORD in connection with the performance of any such obligation of the TENANT shall be payable by the TENANT to the LANDLORD on demand.

SEVENTEENTH.- TENANT'S RIGHT TO PERFORM LANDLORD'S COVENANTS.
If the LANDLORD, at any time during the Term of this CONTRACT or its extension, shall fail to perform any of its agreements made in this CONTRACT, the TENANT, after ten (10) days following the delivery to the LANDLORD of written notice of said failure (or without notice in the case of emergency), and without waiving or releasing the LANDLORD from any obligation of the LANDLORD contained in this CONTRACT, may, but shall be under no obligation to perform any act which the LANDLORD is required to perform under this CONTRACT, and may take all such actions on the BUILDING as may be necessary therefor. All sums paid by the TENANT, and all reasonable costs and expenses incurred by the TENANT in connection with the performance of any such obligation of the LANDLORD, shall be payable by the LANDLORD to the TENANT on demand.

EIGHTEENTH.- ENTRY ON LEASED PROPERTY BY LANDLORD.
The TENANT shall permit the LANDLORD and its authorized representatives to enter the LEASED PROPERTY at all reasonable times during normal business hours, upon reasonable advance notice of at least 24 hours, for the purpose of inspecting the same and performing any work therein that may be required. The LANDLORD shall exercise its authority under this provision in such a way so as not to interfere with the business operations of the TENANT.

NINETEENTH.- HOLD HARMLESS.
The LANDLORD agrees to save, defend and hold TENANT harmless against any and all liabilities, including penalties and interest, which TENANT is required to pay due to any act or omission of LANDLORD, which directly or indirectly results in such liability, penalty and/or interest. Furthermore, LANDLORD covenants and agrees not to sue TENANT in the Future, provided TENANT duly and timely meets its obligations hereunder.

The TENANT agrees to save, defend and hold LANDLORD harmless against any and all liabilities, including penalties and interest, which LANDLORD is required to pay due to any act or omission of TENANT, which directly or indirectly results in such liability, penalty and/or interest.

Furthermore, TENANT covenants and agrees not to sue LANDLORD in the future, provided LANDLORD duly and timely meets its obligation hereunder.

TWENTIETH.- OPTION ON ADJACENT LAND.
LANDLORD will keep adjacent to the LEASE PROPERTY, a plot of land with an area of approximately 19,672.00 square meters (approximately 211,756.000 square feet) as described herein in the blueprint attached hereto as Exhibit "F" free from any liens and encumbrances, for the purpose of constructing an expansion to the BUILDING, as provided herein. For the term of two (2) years from the date of commencement of the Initial Term of this Agreement, the TENANT shall have the right to exercise an option to lease for a minimum term equal to the remaining period or an;y of the extensions of the CONTRACT, an expanded production area up to 8,361.00 square meters (approximately 90,000.00 square feet) to be constructed by LANDLORD at LANDLORD's expense. This option should be exercise in writing. Construction shall start at the time this option is exercised and shall be completed in a term of twelve (12) months. The characteristics and specifications of such expansion, will be the same as those of the Leased Property, and the expansion shall be occupied by the TENANT upon completion and acceptance of construction work. Said expansion, once completed, will become part of the LEASED PROPERTY and subject to all the terms hereof.

Once the term established in the preceding paragraph has expired, and until completion of the tenth year of the Initial Term of this CONTRACT, the LANDLORD grants the TENANT the right to preferential use of the land, right which shall be executed within 30 calendar days after having received notification from the LANDLORD (of its desire to construct a building on the aforementioned adjacent land), in which case, construction of the expansion shall be started upon execution of this option.

In order to establish the solid intention of the parties regarding the Option to the Adjacent Land entered in this Clause, THE TENANT, by signing his instrument, will pay as a deposit the amount of $55,000.00 (FIFTY FIVE THOUSAND DOLLARS 00/100) legal currency of the United States of America, to THE LANDLORD being the present Clause the most efficient legal way to give faith of delivery. With the understanding that the deposit of the amount will be made in favor of the LANDLORD in a final manner in the event that the TENANT does not exercise the Option to the Adjacent Land under the terms stated in this Clause; if the TENANT exercises its Option to the Adjacent Land, the amount of the deposit will be taken by the LANDLORD for rent hereunder as part of the first payment generated once the construction of the expansion is concluded, the aforementioned payment will include both constructions, the new one and the existent one.

TWENTY-FIRST.- MODIFICATIONS TO CONTRACTUAL DOCUMENT.
Except as otherwise provided herein, no modification, release or discharge of this CONTRACT, or waiver of any of the provisions hereof, shall be of any force or effect except by an amendment hereto in writing signed by the LANDLORD and the TENANT.

TWENTY-SECOND.- SOLE CONTRACTUAL DOCUMENT.
The parties agree that this CONTRACT contains all the covenants and agreements between them, and therefore, this CONTRACT is the sole contractual document executed by the parties, and supersedes any other contract or agreement entered into by the parties hereto.

TWENTY-THIRD.- APPLICABLE LAW AND JURISDICTION.
This CONTRACT shall be interpreted in accordance with, and be subject to the provisions of the Civil Code for the State of Chihuahua, and both parties hereto submit to the jurisdiction of the Courts of Ciudad Juarez, State of Chihuahua, Mexico, expressly waiving any other jurisdiction that may correspond to them due to their present or Future domiciles or due to any other reason whatsoever.

TWENTY-FOURTH.- SUBORDINATION.
The TENANT agrees, at the request of the LANDLORD to subordinate this CONTRACT (including any extension hereto) to any mortgage placed upon the LEASED PROPERTY, provided that the mortgage holder agrees to recognize the TENANT's rights under this CONTRACT, and provided further that the mortgage holder agrees not to disturb the possession and other rights of the TENANT under this CONTRACT, so long as the TENANT continues to perform its obligations hereunder. In the event the mortgage holder acquires title to the LEASED PROPERTY through foreclosure proceedings or otherwise, the mortgage holder agrees to accept the TENANT as tenant under this CONTRACT, and to perform the LANDLORD's obligations hereunder (but only while being owner of the LEASED PROPERTY), and the TENANT agrees to recognize as LANDLORD such mortgage holder or any other person acquiring title to the LEASED PROPERTY. The TENANT and the LANDLORD agree to execute and deliver all appropriate instruments required to carry out the agreements contained herein.

TWENTY-FIFTH.- NOTICES.
All notices, demands and requests required under this CONTRACT and its exhibits shall be in writing, and shall be deemed to have been properly given if served personally or if sent by registered or certified mail, return receipt requested, addressed to the LANDLORD or the TENANT, as the case may be at their respective address last designated by notice to the other party to this CONTRACT for that purpose. Until the LANDLORD and the TENANT shall designate other addresses, their addresses shall be as follows:

LANDLORD: Complejo Industrial Fuentes, S.A. de C.V.
          Ave. Vicente Guerrero # 6965
          Ciudad Juarez, Chih.
          Mexico C.P. 32320

TENANT:   S.T.B. de Mexico, S.A. de C.V.
          Vicente Guerrero Ave. No. 7470
          Cd. Juarez, Chih., Mexico
          C.P. 32320

TWENTY-SIXTH.- TRANSLATION.
This CONTRACT is executed in two counterparts: one in the English language and the other in Spanish language. In case of any discrepancy between the two texts, the Spanish version shall prevail.

The parties hereto execute this CONTRACT in Ciudad Juarez, Chihuahua, on the 4th day of October 1996.

                "THE LANDLORD"                   "THE TENANT"
         COMPLEJO INDUSTRIAL FUENTES,    S.T.B. DE MEXICO, S.A. DE C.V.
                 S.A. DE C.V.





          BY: /s/ EDUARDO FUENTES VARELA     BY: /s/ RANDALL DON EISENBACH
              --------------------------         -------------------------
          Mr. Eduardo Fuentes Varela         Mr. Randall Don Eisenbach
           Chairman of the Board of             Sole Administrator
                   Directors







                   WITNESS:                         WITNESS:


               /s/ FERNANDO RIOS              /s/ JESUS TRILLO
             -----------------------        ------------------------
                MR. FERNANDO RIOS               MR. JESUS TRILLO


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